SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2003

CRESCENT FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

North Carolina	000-32951	56-2259050
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1005 High House Road, Cary, North Carolina 27513
(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 460-7770

Not Applicable
(Former address of principal executive offices)

Item 5.

Fourth Quarter and Year-End Earnings Press Release

Registrant issued a press release to report fourth quarter and year-end results for December 31, 2002. The press release reported that net income for the three months ended December 31, 2002 increased to $401,000 compared to $155,000 for the same period in 2001. Net profit for the year ended December 31, 2002 was $1,228,000 compared with $307,000 at December 31, 2001. Total assets at December 31, 2002 were $182 million compared with $129 million at December 31, 2001. Total net loans at December 31, 2002 were $124 million compared with $79 million on December 31, 2001. Total stockholders’ equity at December 31, 2002 was $18 million, an increase of 70% during the year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT FINANCIAL CORPORATION

By:	/s/ Michael G. Carlton
Michael G. Carlton President and CEO

Dated:    January 15, 2003

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release

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